UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 4, 2017

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2017 Base Pay
On March 4, 2017, the Board of Directors (the Board) of PDL BioPharma, Inc. (the "Company") approved and ratified the decisions of the Compensation Committee (the "Compensation Committee") of the Board with respect to its recommendations of the base salary to the Company’s management. The following base salary increases (decreases) for each of the named executive officers as set forth in the chart below:

Name	Title	2017 Base Salary	% Increase (Decrease) from 2016 Base Salary
John P. McLaughlin	President and Chief Executive Officer	$700,057	(12)%
Christopher Stone	Vice President, General Counsel and Secretary	$460,350	0%
Peter Garcia	Vice President and Chief Financial Officer	$430,301	0%
Danny Hart	Vice President, Business Development	$381,924	0%
Steffen Pietzke	Vice President, Finance and Chief Accounting Officer	$316,004	18%

2017 Annual Bonus Plan
On March 4, 2017, the Board approved and ratified the decision of the Compensation Committee regarding a cash bonus plan covering the named executive officers for fiscal year 2017 (the "2017 Annual Bonus Plan"). Under the 2017 Annual Bonus Plan, each of the Company’s named executive officers is eligible to receive cash bonuses upon on the achievement by the Company of the Compensation Committee-designated threshold goal of consummating corporate transactions resulting in the acquisition of income generating assets of an amount specified in the 2017 Annual Bonus Plan.
The amount of the bonuses paid under the 2017 Annual Bonus Plan will be determined by the Compensation Committee after evaluating (i) certain specified corporate and individual goals adopted by the Compensation Committee and set forth in the 2017 Annual Bonus Plan and (ii) other individual or corporate performance metrics that the Compensation Committee may consider in its sole discretion. The corporate and individual performance determinations are then weighted for each named executive officer. The Compensation Committee shall have the discretion to award amounts equal to or less than (but not greater than) the maximum awards permitted under the 2017 Annual Bonus Plan.

The target bonus percentages and the maximum bonus percentage of the named executive officers’ annual base salary compensation and the weighting of corporate and individual goals that will be used to determine each of our named executive officers’ fiscal year 2017 bonuses are set forth in the chart below:

Name	Title	Target Bonus	Maximum Bonus	Ratio of 2017 Corporate Goals/2017 Individual Goals
John P. McLaughlin	President and Chief Executive Officer	100%	200%	100%/0%
Christopher L. Stone	Vice President, General Counsel and Secretary	75%	150%	75%/25%
Peter Garcia	Vice President and Chief Financial Officer	75%	150%	75%/25%
Danny Hart	Vice President, Business Development	75%	150%	75%/25%
Steffen Pietzke	Vice President, Finance and Chief Accounting Officer	65%	130%	60%/40%

2017/2021 Long-Term Incentive Plan
On March 4, 2017, the Board approved and ratified the decision of the Compensation Committee regarding a long-term incentive plan to compensate, retain and incentivize its executive officers (the "2017/21 LTIP"). The Compensation Committee designated the effective date of the 2017/21 LTIP as January 1, 2017.
Under the 2017/21 LTIP, each executive officer is eligible for awards consisting of restricted stock and cash payments (the "Awards") upon the attainment of specified performance goals related to (i) the amount of income generating asset acquisitions accomplished and (ii) the Company’s cash flows from income generating assets. The Compensation Committee fashioned the 2017/21 LTIP so that all awards under the plan are at risk if certain performance criteria are not met.
Each executive officers’ restricted stock award was granted on March 2, 2017, and the number of shares underlying the restricted stock award was determined based on the closing price of the Company’s common stock on March 2, 2017, which was $2.04 per share (rounded to the nearest whole share).
Subject to the acceleration provisions set forth in the severance agreements of the executive officers (disclosed on May 26, 2011), portions of the Awards will vest in December of 2018 through 2021, provided the executive officer remains employed by the Company through such date and the specified performance criteria have been accomplished as set forth in the chart below:

Date	Performance Criteria	Percent of the Awards Vesting
December 2018	Acquire, in the aggregate during years 1 and 2 at least $200 million of specialty pharma assets	50%
December 2019	Maintain cash flows at 75% or greater of forecasted cash flows for such specialty pharma assets in year 3	16.6%
December 2020	Maintain cash flows at 75% or greater of forecasted cash flows for such specialty pharma assets in year 4	16.6%
December 2021	Maintain cash flows at 75% or greater of forecasted cash flows for such specialty pharma assets in year 5	16.6%

In determining the awards in years 3, 4 and 5 of the 2017/21 LTIP, the Compensation will look at the actual percentage of cash flows at or above 75% of the amount forecasted, and the amounts awarded will be proportional to the percentage of cash flows received in such year. For example, if the Company receives 75% of the forecasted cash flows in such year, the awards will be 75% of the 16.6% of the restricted stock that vests in such year; if the Company receives 90% of the forecasted cash flows in such year, the awards will be approximately 90% of the 16.6% of restricted stock that vests in such year. In the event that the performance criteria are not met in any of years three through five but at the conclusion of the 2017/21 LTIP the combination of the three years results in maintenance of cash flows at 75% or greater than forecasted cash flows for the three-year period, then any Awards that did not vest during the three-year period shall vest and pay. Dividend payments and other distributions made on the restricted stock during the vesting period of the restricted stock will accrue through the vesting period and will be paid, plus interest, to the executive officer upon vesting of the restricted stock award.
The target Awards for certain officers are set forth in the chart below:

Name	Title	Total Target Cash Payment	Total Target Value of Restricted Stock Award	Number of Shares Underlying Restricted Stock Award
John P. McLaughlin	President and Chief Executive Officer	$1,800,000	$1,200,000	588,235
Christopher L. Stone	Vice President, General Counsel and Secretary	$655,980	$437,320	214,372
Peter Garcia	Vice President and Chief Financial Officer	$650,768	$433,845	212,669
Danny Hart	Vice President, Business Development	$609,000	$406,000	199,019
Steffen Pietzke	Vice President, Finance and Chief Accounting Officer	$300,000	$200,000	98,039

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated: March 9, 2017